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                                                                      EXHIBIT 12

              AMERICAN GENERAL FINANCE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                     YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------------------------------
                                                         THREE
                                                        MONTHS
                                                         ENDED
                                                MARCH 31, 2005     2004          2003          2002          2001         2000
                                                --------------  ----------    ----------    ----------    ----------   ----------
                                                                                      (DOLLARS IN THOUSANDS)
EARNINGS:
   Income before provision for income taxes...  $      187,239  $  680,951    $  571,587    $  496,270    $  394,217   $  408,803
   Interest expense...........................         192,829     626,401       538,858       553,877       620,487      677,372
   Implicit interest in rents.................           4,588      18,306        18,382        17,690        16,863       16,310
                                                --------------  ----------    ----------    ----------    ----------   ----------
Total earnings................................  $      384,656  $1,325,658    $1,128,827    $1,067,837    $1,031,567   $1,102,485
                                                ==============  ==========    ==========    ==========    ==========   ==========
FIXED CHARGES:
   Interest expense...........................  $      192,829     626,401    $  538,858    $  553,877    $  620,487   $  677,372
   Implicit interest in rents.................           4,588      18,306        18,382        17,690        16,863       16,310
                                                --------------  ----------    ----------    ----------    ----------   ----------
Total fixed charges...........................  $      197,417  $  644,707    $  557,240    $  571,567    $  637,350   $  693,682
                                                ==============  ==========    ==========    ==========    ==========   ==========
RATIO OF EARNINGS TO FIXED CHARGES                        1.95        2.06          2.03          1.87          1.62         1.59
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